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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. and NBH, Inc. on Form S-4 filed pursuant to Rule 462(b) under the Securities Act of 1933 relating to their registration Statement on Form S-4 (No. 33-61129), of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedules of General Re Corporation and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is incorporated into this Registration Statement.



                                         /s/ PricewaterhouseCoopers LLP
                                         -------------------------------------
                                         PricewaterhouseCoopers LLP

  New York, New York
  December 15, 1998